UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2008

RAVEN BIOFUELS INTERNATIONAL CORPORATION
(exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52475
(Commission File Number)

N/A
(IRS Employer Identification No.)

61 South Paramus Road, Paramus, New Jersey 07652
(Address of principal executive offices and Zip Code)

1-866-433-3356
Registrant's telephone number, including area code

PO Box 75550, RPO Edgemont Village, North Vancouver, BC V7R 4X1
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2008, we appointed John Sams as our Chief Operations Officer.

Mr. Sams has over 20 years of senior management experience in services, manufacturing, capital equipment and systems companies. He has been active at the senior management level including nine years as President/COO of a start-up technology company and as president/CEO of an AMEX listed public company and a Swedish owned private company. He has extensive experience in directing international and domestic operations, strategic planning, and turnaround of companies with substantial revenues. He has experience in business development in diverse markets such as power/energy, pulp and paper, oil & gas, waste to energy, chemical, steel, industrial equipment and commercial HVAC. Over 20 years project development and sales experience in Power Generation utilizing renewable fuels like biomass, fossil fuels and waste fuels.

From 2007 to the present Mr. Sams has been the Executive Vice President and President of Process Division of GTS Energy, Inc., which manufactures engineered products of gts which include gas turbine waste heat recovery units, convection heaters, direct fired heaters, gas turbine water bath heaters and solid fuel furnaces.

From 2003 to 2007 Mr. Sams was the President and COO of LPP Combustion, LLC, a start-up company with a patented and innovative gas turbine related technology allowing power generation users to switch from natural gas to the lowest cost liquid fuel such as bio-diesel, ethanol and #2 fuel oil at the same or better emission levels as natural gas.

From 1999 to 2003 Mr. Sams was the President, CEO and a Director of Environmental Elements Corp. A company with annual sales of over $70 million globally, Environmental Elements Corporation was an AMEX listed public environmental services/maintenance, manufacturing, and technology company serving the power, oil/gas, pulp/paper and process industries. Fuels for projects included renewable fuels including biomass, black liquor and fossil fuels. At the company he managed the global operations including subsidiary companies in China, the U.K., and Canada. He was responsible for the profit and loss for all operations and directed 170 employees worldwide including corporate headquarters, five U.S.. regional offices, manufacturing and marketing operations in China, service and marketing operations in Canada, and the service company in the U.K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN BIOFUELS INTERNATIONAL CORPORATION

/s/ Ian S. Grant
Ian S. Grant, President
Date: May 20, 2008